Exhibit 10 (vii)

  (Seal of Commonwealth of Virginia Department of Environmental Quality)
                         COMMONWEALTH of VIRGINIA
                    DEPARTMENT OF ENVIRONMENTAL QUALITY

                               CONSENT ORDER
                               -------------

                                   WITH
                                   ----

                       GEORGIA BONDED FIBERS, INC.,
                               d/b/a BONTEX
                             One Bontex Drive
                        BUENA VISTA, VIRGINIA 24416
                          Registration No. 20342

SECTION A:  Purpose
- ------------------

      To establish a plan of corrective action for Georgia Bonded Fibers, Inc., d/b/a Bontex, to comply with State Air Pollution Control Board Regulations for the Control and Abatement of Air Pollution and applicable conditions of Bontex's Stationary Source Permit.

SECTION B:  References
- ---------------------

      Unless the context indicates otherwise, the following words and terms have the meanings assigned to them below:

      1.    "Va. Code" means the Code of Virginia (1950), as amended.

      2. "Board" or "SAPCB" means the State Air Pollution Control Board, a Citizens' Board of the Commonwealth of Virginia described in Va. Code Section 10.1-1301 and Section 10.1-1184. Particular powers and duties of the Board are referred to in Section C of this document.

      3.    "Order" means this Consent Order.

      4. "SAPCB Regulations" means the "State Air Pollution Control Board Regulations for the Control and Abatement of Air Pollution," VR 120-01-01 et seq.

      5. "Department" means the Department of Environmental Quality, an agency of the Commonwealth described in Va. Code
            Section 10.1-1183.

      6. "Director" means the Director of the Department, whose powers and duties are prescribed in Va. Code Section 10.11185.

      7. "Bontex" refers to Georgia Bonded Fibers, Inc., One Bontex Drive, Buena Vista, Virginia 24416, a fiberboard plant located in Rockbridge County, Virginia.

      8. "DEQ staff" refers to the Department of Environmental Quality - Regional Office staff.
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Agreement with Bontex
Registration No. 20342
Page 2

      9. "The Permit" means the Stationary Source Permit to Relocate and Operate two Keeler gas and/or distillate oil-fired boilers issued by DEQ staff to Bontex on April 29, 1993.

SECTION C:  Authority
- ---------------------
      1. Chapter 13 of Title 10.1 of the Code creates the Board and vests in it the authority to supervise and control various aspects of air pollution in the Commonwealth. Among the Board's powers are the authority to promulgate regulations "abating, controlling and prohibiting" air pollution, found in Va. Code Section 10.1-1308 and Section 10.1-1184, and the power to issue permits for stationary air pollution sources, found at Va. Code
            Section 10.1-1322.

      2. Pursuant to its authority, the Board has promulgated the SAPCB Regulations, VR 120-01-01 et seq., which first took effect March 17, 1972, and have been amended.

      3. Pursuant to Va. Code Sections 10.1-1307(D), 10.1-1309, and 10.1-1184, the Board has the authority to issue orders to diminish or abate the causes of air pollution and to enforce its rules and regulations. Orders of the Board are enforceable pursuant to Va. Code Section 10.1-1316.

      4. The Director is the executive officer of the Board. Under Va. Code Section 10.1-1185, the Director performs those duties required of him by the Board. Those powers and duties conferred and imposed upon the Director under Va. Code Section 10.1-1307.3 are continued under Va. Code Section 10.1-1185. Va. Code
            Section 10.1-1187 states:

                 The conditions, requirements, provisions, contents, powers, and duties of any section, article, or chapter of the Code in effect on March 31, 1993, relating to those agencies consolidated in this act shall apply to the Department of Environmental Quality until superseded by new legislation.

      5. Under Va. Code Section 10.1-1307.3, the Director is authorized to supervise, administer and enforce the provisions of Chapter 13 of Title 10.1 of the Code, as well as the rules, regulations, and orders of the Board. Additionally, the Director has such powers as are conferred upon him by the Board. The SAPCB Regulations Appendix F contains the Delegation of Authority from the Board to the Director. In Paragraph II (A) of Appendix F, the Director is given the authority to act to abate or control air pollution, approve consent agreements and consent orders, and perform other duties as prescribed by law or regulation and, as required, to carry out the policies and directives of the Board.
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Agreement with Bontex
Registration No. 20342
Page 3

SECTION D:  Findings
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      1.    Part IV of the SAPCB Regulations sets emissions standards for visible emissions and fugitive dust/emissions.
            Section ###-##-#### prohibits the discharge of visible emissions with greater than 20% opacity, except for one 6-minute period in any one hour of not more than 60% opacity.

      2. On February 26, 1991, State Air Pollution Control Board staff issued a Notice of Exceedence to Georgia Bonded Fibers for a violation of the opacity standard observed on February 7, 1991, at the boiler stack.

      3. On April 29, 1993, the Department of Environmental Quality issued a Stationary Source Permit to Relocate and Operate two Keeler gas and/or distillate oil-fired boilers serving the plant. Condition 5 of the Permit limits visible emissions from the boiler stack. Such emissions shall not exceed 10% opacity except during one 6-minute period in any one hour in which visible emissions shall not exceed 20% opacity.

      4. Since issuance of the Permit, DEQ staff have observed emissions of 100% opacity from the boiler stack on at least 2 occasions. Bontex believed the apparent violation observed by DEQ staff on October 19, 1993, was caused by a malfunctioning oil-fired burner, and the company was in the process of replacing the burner with a gas-fired burner. The second apparent violation, documented by DEQ staff on April 5, 1994, occurred while Bontex was developing corrective action measures to decrease visible emissions from the coating process. DEQ staff have met with Bontex to discuss these recurring violations, and issued a Letter of Admonition to the company on January 24, 1996.

      5. Bontex submitted a corrective action plan on November 29, 1995, for resolving the opacity problem caused by the PVC process on the coating line. DEQ staff have reviewed and approved the plan, which has been incorporated into Appendix A of this Consent Order.

SECTION E:  Agreement and Order
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      Accordingly, the Board orders and Bontex agrees that:

      1. As part of its ongoing effort to minimize visible emissions, Bontex shall implement the 18-month schedule of compliance set out in Appendix A of this Order.

      2. For periods when the PVC foam process is run on the PVC coating line, Bontex take all actions practicable to minimize visible emissions from the boiler stack. At all other times, Bontex shall meet the visible emissions requirement of the permit for the boiler stack.

      3. This Order shall not relieve Bontex of its obligation to comply with all other terms and conditions of the Permit.
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Agreement with Bontex
Registration No. 20342
Page 4

      4. The Department may modify, rewrite, or amend this Order with the consent of Bontex, for good cause shown by Bontex, or on its own motion after notice and an opportunity for a hearing.

      5. So long as this Order remains in effect, Bontex waives the right to any hearing pursuant to Va. Code Section 10.1-1309 and to judicial review of any issue of fact or law contained herein. Nothing herein, however, shall be construed as a waiver of the right to a hearing or to judicial review of any action taken by the Board to enforce this Order.

      6. Failure by Bontex to comply with any of the terms of this Order shall constitute a violation of an Order of the Board. Nothing herein shall waive the initiation of appropriate enforcement actions or the issuance of additional Orders as appropriate by the Board as a result of such violations. Nothing herein shall affect appropriate enforcement actions by any other federal, state, or local regulatory authority.

      7. Bontex shall not be responsible for failure to comply with any of the terms and conditions of this Order if such non-compliance is caused by earthquake, flood, or other act of God, fire, war, riot, strike, failure of material or services to be delivered as contracted, or other occurrence resulting in impossibility of compliance where Bontex shows that such occurrence and non-compliance were beyond its control and were not due to a lack of good faith or diligence on the part of Bontex, and if, within fifteen (15) days of any event listed above, which Bontex intends to assert will result in the impossibility of compliance, Bontex notifies DEQ of the occurrence of such event.

      8. Bontex declares it has received fair and due process under the Administrative Process Act (Va. Code Section 9-6.14:1 et seq.), as affected by Va. Code Section 10.1-1309.

      9. This Order shall become effective upon execution by both parties and shall continue in effect until:

            (a)  Completion of all tasks outlined in the attached Appendix
                 A; and

            (b) Bontex achieves compliance with the visible emission limitation of the Permit.

The foregoing Consent Order has been executed on behalf of the Department of Environmental Quality and on behalf of Bontex, each by its duly authorized representatives, on the dates indicated below.

                                   DEPARTMENT OF ENVIRONMENTAL QUALITY OF
                                   THE COMMONWEALTH OF VIRGINIA



      May 20, 1996                 BY:  s/R. Bradley Chewning
- ---------------------------              ---------------------------------
      (date)                             Peter W. Schmidt
                                         Director
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Agreement with Bontex
Registration No. 20342
Page 5


                                   GEORGIA BONDED FIBERS, INC.,
                                   d/b/a BONTEX


      5/14/96                      BY:  s/Harmonson H. Floyd, Jr.
- ---------------------------              ---------------------------------
      (date)

                                   TITLE: Dir. of Mfg/Chief Engineer
                                          --------------------------------


STATE OF VIRGINIA

COUNTY OF Rockbridge
          ----------

The foregoing instrument was acknowledged before me this 14th day of May,
                                                         ----        ---
1996, by Harmonson H. Floyd, Jr, who is Dir. of Mfg/Chief Engineer on behalf
         ----------------------         --------------------------
of Georgia Bonded Fibers, Inc., d/b/a Bontex.


                                        s/Charles Armstrong
                                        ----------------------------------
                                        Notary Public

            My commission expires   March 31, 1999
                                   ---------------------------------------

Agreement with Bontex
Registration No. 20342
Page 6

                                APPENDIX A

In order to comply with the provisions of the State Air Pollution Control Law, SAPCB regulations, and the Permit, Bontex agrees to the following schedule of compliance:

         1. Verify the PVC Line emission profile by evaluating potential emissions and by quantifying and speciating VOC and particulate emissions by June 30, 1996.

         2. Evaluate the available technologies to reduce visible emissions from the boiler stack and select the appropriate control technology by September 30, 1996.

         3. Build and/or have delivered the appropriate control equipment and related materials by March 31, 1997.

         4.      Install the control equipment by May 31, 1997.

         5. Achieve final compliance with the visible emissions limitation of the Permit by September 30, 1997. A Visible Emission Evaluation (VEE) shall be conducted prior to this date in accordance with 40 CFR Part 60, Appendix A,
                 Method 9, to demonstrate compliance. Bontex agrees to notify DEQ's Valley Regional Office, in writing, at least seven (7) days prior to the VEE to allow DEQ staff to be present during the test.

         6. No later than 14 days following a date identified in the above schedule of compliance, Bontex shall submit to DEQ's Valley Regional Office a written notice of compliance or non-compliance with the scheduled item. In the case of noncompliance, the notice shall include the cause of noncompliance, any remedial actions taken, and the probability of meeting the next scheduled item.
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